December 29, 1995

Securities and Exchange Commission
450 5th Street, N.W.
Washington,  DC  20549


     Re:  Templeton Smaller Companies Growth Fund, Inc.
          (File No. 2-70889 and 811-3143)

Dear Sirs:

On behalf of Templeton Smaller Companies Growth Fund, Inc. (the "Fund") attached hereto for electronic filing pursuant to the Securities Act of 1933 is Amendment No. 25 to the Fund's Registration Statement on Form N-1A, with exhibits, marked to indicate changes from Post-Effective Amendment No. 24. Also attached is the financial data schedule required by Rule 483(e) under the 1933 Act.

This amendment is being filed pursuant to Rule 485(b) under the 1933 Act and will become effective Janaury 1, 1996. This Pos-Effective does not contain any disclosure that would render it ineligible to become effective pursuant to Rule 485(b).

Pleas direct any comments or questions regarding this filing to me at (813) 823-8712.



                              Sincerely,


                              /s/ John K. Carter
                              John K. Carter